SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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MOLINA HEALTHCARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MOLINA HEALTHCARE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 12, 2004

To the Stockholders of Molina Healthcare, Inc.:

The 2004 Annual Meeting of Stockholders of Molina Healthcare, Inc. (the “Company”) will be held at 10:00 a.m. (local time) on May 12, 2004, at The Hilton Long Beach, International Ballroom located at 701 West Ocean Boulevard, Long Beach, California, 90831, for the following purposes:

1.	To elect three of seven directors to hold office until the 2007 Annual Meeting; and

2.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on March 23, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any continuation, adjournment or postponement thereof.

By Order of the Board of Directors,

J. Mario Molina, M.D.

Chairman of the Board, Chief Executive Officer and President

Long Beach, California

April 5, 2004

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING. IF YOU ATTEND THE MEETING AND VOTE BY BALLOT, YOUR PROXY WILL BE REVOKED AUTOMATICALLY AND ONLY YOUR VOTE AT THE MEETING WILL BE COUNTED.

MOLINA HEALTHCARE, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 12, 2004

This Proxy Statement and the accompanying proxy card are furnished to stockholders of Molina Healthcare, Inc. (the “Company”) in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2004 Annual Meeting of Stockholders to be held at The Hilton Long Beach, International Ballroom located at 701 West Ocean Boulevard, Long Beach, California, 90831, at 10:00 a.m. (local time), on May 12, 2004 or at any adjournments or postponements thereof (the “Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, the form of proxy included herewith and the Annual Report for the Fiscal Year Ended December 31, 2003 are being mailed to stockholders on or about April 12, 2004.

Stockholders of record at the close of business on March 23, 2004 are entitled to notice of and to vote at the Meeting. On March 23, 2004, there were outstanding 25,532,977 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share held on the record date. Each proxy received will be voted as directed. If no direction is indicated, the proxy will be voted FOR the election of the nominees named below as directors. Any proxy may be revoked by written notice received by the Secretary of the Company at any time prior to the voting thereof by submitting a subsequent proxy or by attending the Meeting and voting in person. If you are a stockholder of record (that is, if you hold your shares in certificate form registered in your name on the books of the Company’s transfer agent, Continental Stock Transfer & Trust Company) and attend the Meeting, you may deliver your completed proxy card in person. However, if you hold your shares in “street name” (that is, not certificate form), (a) you must return your voting instructions to your broker or nominee so that the holder of record can be instructed how to vote those shares or (b) if you wish to attend the Meeting and vote in person, you must obtain and bring to the Meeting a proxy signed by the record holder giving you the right to vote the shares in order to be able to vote at the Meeting. (You may not use the voting instruction form provided by your broker or nominee to vote in person at the Meeting.)

The information contained in this Proxy Statement relating to the occupations and securities holdings of the Board of Directors and officers of the Company and their transactions with the Company is based upon information received from each individual in March of 2004.

Votes cast by proxy or in person at the Meeting will be tabulated by the election inspector appointed for the Meeting, and the election inspector, after reviewing the votes cast, will determine whether or not a quorum is present. The election inspector will treat abstentions as shares of Common Stock that are present and entitled to vote for purposes of determining whether a quorum is present and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares of Common Stock to vote on a particular matter, those shares of Common Stock will not be considered as present and entitled to vote with respect to that matter.

PROPOSAL NO. 1–ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. The terms of the current Class II Directors expire at the 2004 Annual Meeting. Currently, the Class II Directors are John C. Molina, J.D., Charles Z. Fedak, CPA, M.B.A. and Sally K. Richardson. The Directors to be elected as Class II Directors at the 2004 Annual Meeting will serve until the 2007 Annual Meeting. All Directors serve until the expiration of their respective terms and until their respective successors are elected and qualified or until such Director’s earlier resignation, removal from office, death or incapacity. A plurality of the votes cast at the Meeting shall elect each Director.

The Board of Directors, upon recommendation of the Corporate Governance and Nominating Committee, has nominated Mr. Molina, Mr. Fedak and Ms. Richardson, all incumbent Directors, for election as Class II Directors.

In the event any nominee is unable or declines to serve as a Director at the time of the Meeting, the proxies will be voted for any nominee who may be designated by the Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a Director.

Charles Z. Fedak, CPA, M.B.A., 52, has served as a Director since 2002. Mr. Fedak founded Charles Z. Fedak & Co., Certified Public Accountants, in 1981 and has practiced as a certified public accountant with that firm since that date. He was previously employed by KPMG Peat Marwick (formerly KPMG Main Hurdman) from 1975 to 1980. Mr. Fedak is a certified public accountant.

John C. Molina, J.D., 39, has served as our Executive Vice President, Financial Affairs since 1995, our Treasurer since 2002 and our Chief Financial Officer since 2003. He also has served as a Director since 1994. We have employed Mr. Molina for 24 years in a variety of positions. Mr. Molina is a past president of the California Association of Primary Care Case Management Plans. He earned a J.D. from the University of Southern California School of Law. Mr. Molina is the brother of J. Mario Molina, M.D. and M. Martha Bernadett, M.D.

Sally K. Richardson, 71, has served as our Director since 2003. Since 1999, Ms. Richardson has served as the Executive Director of the Institute for Health Policy Research and as Associate Vice President for the Health Sciences Center of West Virginia University. From 1997 to 1999, she served as the Director of the Center for Medicaid and State Operations, Health Care Financing Administration, U.S. Department of Health and Human Services. Ms. Richardson served as a member of the White House Health Care Reform Task Force in 1993. She currently serves on the National Advisory Committee on Rural Health, U.S. Department of Health and Human Resources, and the Policy Council, National Office of March of Dimes.

The Board of Directors recommends that the stockholders vote FOR the election of each nominee listed above.

Directors Whose Terms Are Not Expiring

J. Mario Molina, M.D., 45, has served as our President and Chief Executive Officer since succeeding his father and company founder, Dr. C. David Molina, in 1996. He has also served as a Director and our Chairman of the Board since 1996. Prior to that, he served as Medical Director of the California health plan from 1991 through 1994 and was the Vice President of the California health plan responsible for provider contracting and relation member services, market and quality assurance from 1994 to 1996. Dr. Molina presently serves as a member of the Financial Solvency Standards Board (which is an advisory committee to the California State Department of Managed Health Care), and is a member of the board of the California Association of Health Plans. He earned an M.D. from the University of Southern California and performed his medical internship and residency at the Johns Hopkins Hospital. Dr. Molina is the brother of John C. Molina and M. Martha Bernadett, M.D. Dr. Molina’s term as a Class III Director expires at the 2005 Annual Meeting.

George S. Goldstein, Ph.D., 62, has served as our Executive Vice President, Health Plan Operations since 1999 and has served as a Director since 1998. Dr. Goldstein served as the Chief Executive Officer of our California health plan from 1999 through July of 2003. Before joining us, Dr. Goldstein served as Chief Executive Officer of United Health Care Corporation of Southern California and Nevada from 1996 to 1998. Dr. Goldstein also served as Senior Vice President of State Programs for Foundation Health Services, Inc. from 1993 to 1996. In Colorado and New Mexico, he held cabinet positions under three governors from 1975 to 1985, and was responsible for the Medicaid, public health, mental health and environmental programs. He earned a Ph.D. in Experimental Psychology from Colorado State University. Dr. Goldstein’s term as a Class I Director expires at the 2006 Annual Meeting.

Ronald Lossett, CPA, D.B.A., 62, has served as a Director since 2002. Mr. Lossett served as a director of our California health plan from 1997 to 2002. He was President and Chief Executive Officer of EPIC, L.P., a physician practice management company, until his retirement in 2000 and was Chairman of the Board of Pacific Physician Services, Inc. and Chief Executive Officer prior to its merger with MedPartners, Inc. in 1996. Mr. Lossett is a certified public accountant. Mr. Lossett’s term as a Class I Director expires at the 2006 Annual Meeting.

Ronna Romney, 60, has served as a Director since 1999 and also served as a director of our Michigan health plan from 1999 to 2003. She has served as a director for Park-Ohio Holding Corporation, a publicly-traded logistics company, from 1999 to the present. Ms. Romney was a candidate for the United States Senate in 1996. She has published two books. From 1989 to 1993 she served as Chairperson of the President’s Commission on White House Fellowships. From 1984 to 1992, Ms. Romney served as the Republican National Committeewoman for the state of Michigan, and from 1982 to 1985, she served as Commissioner of the Presidents’ National Advisory Council on Adult Education. Ms. Romney’s term as a Class III Director expires at the 2005 Annual Meeting.

Executive Officers

J. Mario Molina, M.D., John C. Molina, J.D. and George S. Goldstein, Ph.D. and the following persons are our executive officers:

Mark L. Andrews, Esq., 46, has served as our Executive Vice President, Legal Affairs, General Counsel and Corporate Secretary since 1998. He also has served as a member of the Executive Committee of our executive officers since 1998. Before joining us, Mr. Andrews was a partner at Wilke, Fleury, Hoffelt, Gould & Birney of Sacramento, California from 1984 through 1997, where he chaired that firm’s health care and employment law groups and represented us as outside counsel from 1994 through 1997. He earned a J.D. from Hastings College of the Law.

M. Martha Bernadett, M.D., M.B.A., 40, has served as Executive Vice President, Development since 2002. From 1992-1994 she worked as a staff physician in family practice, from 1994-1996 she served as Associate Medical Director, from 1996-1999 she served as Vice President responsible for provider contracting and relations, network development, provider information, process improvement, credentialing and facility site review. Since 1999 she has served as Vice President and General Manager of the staff model operations of Molina Healthcare of California. Dr. Bernadett currently serves on the California Health Manpower Policy Commission and is the Principal Investigator on a grant from The Robert Wood Johnson Foundation to improve healthcare access for Latinos. She earned an M.D. from the University of California, Irvine and an M.B.A. from Pepperdine University. Dr. Bernadett is the sister of J. Mario Molina, M.D. and John C. Molina, J.D.

Executive officers are appointed annually by the Board of Directors.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors of the Company and the board of directors of the corporation that preceded the Company prior to the Company’s reincorporation merger which occurred shortly before its initial public offering held an aggregate of 12 meetings during the year ended December 31, 2003. All Directors who were on the Board or the board of directors of the Company’s predecessor during 2003 attended at least 75% of the total number of meetings of the board of directors and committees on which they served. Ms. Richardson was appointed to the Board of Directors of the Company in May 2003. Carl D. Covitz’s term as a Director expired on December 4, 2003. All Directors, except Sally K. Richardson, attended the 2003 Annual Meeting of Stockholders held on December 4, 2003.

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Posted on our website, at www.molinahealthcare.com, are the written charters of each committee. The Board of Directors has selected Ronna Romney as the lead independent Director.

Audit Committee.    The Audit Committee has the functions of, among others (i) reviewing the adequacy of the Company’s internal system of accounting controls, (ii) meeting with the independent accountants and management to review and discuss various matters pertaining to the audit, including the Company’s financial statements, the report of the independent accountants on the results, scope and terms of their work and the recommendations of the independent accountants concerning the financial practices, controls, procedures and policies employed by the Company, (iii) resolving disagreements between management and the independent accountants regarding financial reporting, (iv) reviewing the financial statements of the Company, (v) selecting, evaluating and, when appropriate, replacing the independent accountants, (vi) reviewing and approving fees to be paid to the independent accountants, (vii) reviewing and approving related-party transactions, (viii) reviewing and approving all permitted non-audit services to be performed by the independent accountants, (ix) establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters and (x) considering other appropriate matters regarding the financial affairs of the Company.

The Audit Committee is currently comprised of Mr. Lossett (Chair), Mr. Fedak and Ms. Romney, each of whom is “independent” as defined under the New York Stock Exchange, Inc. (“NYSE”) listing standards. During the year ended December 31, 2003, the Audit Committee and the audit committee of the corporation that preceded the Company prior to its reincorporation merger held an aggregate of ten meetings. The Board of Directors has determined that Mr. Lossett, one of our four independent Directors, is the audit committee financial expert.

Compensation Committee.    The Compensation Committee is currently comprised of Mr. Fedak (Chair), Mr. Lossett and Ms. Richardson, all non-employee Directors who meet the NYSE listing standards for “independence”. The Compensation Committee reviews and recommends to the board of directors the salaries, benefits and stock options grants of our executive officers. The Compensation Committee also administers our stock option and other employee benefit plans. During the year ended December 31, 2003, the Compensation Committee and the compensation committee of the corporation that preceded the Company prior to its reincorporation merger held an aggregate of six meetings.

Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee is responsible for reviewing matters of corporate governance and recommending to the full Board candidates for election to the Board of Directors. This Committee currently consists of Ms. Romney (Chair), Mr. Fedak and Ms. Richardson, each of whom is “independent” under current NYSE listing standards. During the year ended December 31, 2003, the Committee and the corporate governance and nominating committee of the corporation that preceded the Company prior to its reincorporation merger held an aggregate of six meetings.

Director Nominations.    Upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has adopted a policy of considering the following factors in identifying and evaluating nominees for election to the Board of Directors: (a) background and skills, (b) personal attributes, such as integrity, honesty and forthrightness, (c) availability to contribute, (d) past, current and future need of the Board of Directors and the Company, and (e) such other factors as the Corporate Governance and Nominating Committee and/or the Board of Directors may deem appropriate. The Company’s Corporate Governance Guidelines provide that the Corporate Governance and Nominating Committee shall consider any advice and recommendations offered by the stockholders of the Company. Stockholders may communicate with the Board of Directors by the procedure described below. In addition, stockholders may make nominations if properly submitted as described below in the “Other Information” section.

At its meeting on December 3, 2003, the Corporate Governance and Nominating Committee commenced discussions concerning candidates for election to the Board of Directors. The Committee began compiling a list of potential candidates and requested that Directors and management submit names of possible candidates for election to the Board of Directors. The Lead Independent Director was tasked with collection of names presented. The Lead Independent Director also reviewed the performance of the existing Class II directors who are currently standing for reelection to the Board of Directors. At its meeting on February 10, 2004, the Committee considered the candidates and criteria for qualification, ultimately recommending that the Board nominate the existing Class II directors for reelection to the Board of Directors.

Communications with the Board of Directors.    Shareholders may communicate with individual members of the Board of Directors, or groups thereof, by writing to the Company’s main business office: [Board Members’ name], c/o Molina Healthcare, Inc., One Golden Shore Drive, Long Beach, California 90802. All such communications received will be promptly delivered to the Board Member(s) identified.

COMPENSATION OF DIRECTORS

We pay each non-employee director an annual retainer of $35,000. We also pay an additional annual retainer of $7,500 to the chair of the audit committee, $5,000 to each audit committee member and $2,500 to each of the chairs of the other committees. We pay each non-employee director $1,200 for each board and committee meeting attended in person; provided, however, audit committee members receive $2,400 for each audit committee meeting. Non-employee directors receive $600 for participation in telephonic meetings. Each non-employee director receives annually an option to purchase 4,000 shares of common stock, vested immediately, with an exercise price equal to fair market value at the time of grant. In addition, each non-employee director receives upon his or her election to the board of directors an option to purchase 10,000 shares of common stock, vesting over three years, with an exercise price equal to fair market value at the time of grant. We also pay certain expenses incurred by the directors.

We may, in our discretion, grant additional stock options and other equity awards to our non-employee directors from time to time under the 2002 Equity Incentive Plan. The board may also decide to have automatic annual option grants under the Equity Incentive Plan. During 2003 each of our non-employee directors was granted options to purchase 14,000 shares of our common stock at $16.98 per share. In each case, 4,000 options vested immediately upon granting and the remaining 10,000 options vested upon the completion of our initial public offering of common stock in July 2003.

Each of our non-employee directors purchased shares of common stock in our initial public offering in July 2003 at $17.50 per share. The numbers of shares purchased were as follows: 4,000 by Ms. Romney and 2,000 by her spouse; 20,000 by Mr. Lossett, 6,000 by Mr. Fedak and 4,000 by Ms. Richardson.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 29, 2004 by:

•	each person, entity or group known by us to own beneficially more than 5% of our outstanding common stock,

•	each of our named executive officers and directors, and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options or warrants that are immediately exercisable or exercisable within 60 days. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding these options but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each of the named individuals is c/o Molina Healthcare, Inc., One Golden Shore Drive, Long Beach, California 90802.

Percentage ownership calculations are based on 27,332,977 shares outstanding as of March 29, 2004.

Name	Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares
J. Mario Molina, M.D. (2)	649,121	2.4%
John C. Molina, J.D. (3)	5,018,056	18.4%
William Dentino (4)	10,494,181	38.4%
Curtis Pedersen (5)	9,514,605	34.8%
Mary R. Molina Living Trust (6)	4,796,889	17.6%
Molina Marital Trust (7)	3,464,716	12.7%
Molina Siblings Trust (8)	3,356,000	12.3%
MRM GRAT 301/3 (9)	499,536	1.8%
MRM GRAT 903/2 (10)	1,250,000	4.6%
George S. Goldstein, Ph.D. (11)	160,000	*
Mark L. Andrews, Esq. (12)	164,800	*
M. Martha Bernadett, M.D. (13)	622,640	2.3%
Ronna Romney (14)	24,000	*
Ronald Lossett, CPA, D.B.A. (15)	38,000	*
Charles Z. Fedak, CPA (16)	24,000	*
Sally K. Richardson (17)	22,000	*
FMR Corp. (18)	2,887,186	10.6%
All executive officers and directors as a group (9 persons) (19)	6,722,617	24.2%

*	Denotes less than 1%.

(1)	As required by SEC regulation, the number of shares shown as beneficially owned includes shares which could be purchased within 60 days after March 29, 2004.

(2)	Includes 474,440 shares owned by J. Mario Molina, M.D.; 160,000 shares owned by the Molina Family Partnership, L.P., of which Dr. Molina is the general partner with sole voting and investment power; and 14,681 shares owned by Dr. Molina and Therese A. Molina as community property as to which Dr. Molina has shared voting and investment power. Dr. Molina is a Director and our President and Chief Executive Officer and the brother of John C. Molina, J.D. and M. Martha Bernadett, M.D.

(3)	Includes 426,676 shares owned by John C. Molina; 11,881 shares owned by Mr. Molina and Michelle A. Molina as community property as to which Mr. Molina has shared voting and investment power; 192,303 shares owned by the John C. Molina Trust (1995), of which Mr. Molina and Mr. Dentino are co-trustees with shared investment power and Mr. Molina is the beneficiary, and as to which Mr. Molina has sole voting power pursuant to a proxy; 62,933 shares owned by the Molina Children’s Trust for John C. Molina (1997), of which Mr. Molina and Mr. Dentino are co-trustees with shared voting and investment power and Mr. Molina is the beneficiary; 3,356,000 shares owned by the Molina Siblings Trust, of which Mr. Molina is the trustee with sole voting and investment power and J. Mario Molina, M.D., M. Martha Bernadett, M.D., Josephine M. Battiste, Janet M. Watt and Mr. Molina are the beneficiaries; 50,394 shares owned by the M/T Molina Children’s Education Trust, of which Mr. Molina is the trustee with sole voting and investment power and J. Mario Molina, M.D.’s children are the beneficiaries; and 238,133 shares owned by the MRM GRAT 303/2, of which Mr. Molina is the trustee with sole voting and investment power, Mrs. Molina is the income beneficiary and J. Mario Molina, M.D., John C. Molina, M. Martha Bernadett, M.D., Janet M. Watt and Josephine M. Battiste are the remainder beneficiaries As a result of the expiration of the MRM GRAT 303/2 on March 27, 2005 most of the trust’s assets will be distributed to the remainder beneficiaries. Also includes 499,536 shares owned by the MRM GRAT 301/3, of which Mr. Molina is the trustee with sole voting and investment power, Mrs. Molina is the income beneficiary and J. Mario Molina, M.D., John C. Molina, M. Martha Bernadett, M.D., Janet M. Watt and Josephine M. Battiste are the remainder beneficiaries. As a result of the expiration of the MRM GRAT 301/3 on March 28, 2004 most of the trust’s assets will be distributed to the remainder beneficiaries. Also includes 180,200 shares owned by the MRM GRAT 502/2, of which Mr. Molina is the trustee with sole voting and investment power, Mrs. Molina is the income beneficiary and J. Mario Molina, M.D., John C. Molina, M. Martha Bernadett, M.D., Janet M. Watt and Josephine M. Battiste are the remainder beneficiaries. As a result of the expiration of the MRM GRAT 502/2 on May 29, 2004 most of the trust’s assets will be distributed to the remainder beneficiaries. Mr. Molina is a Director and our Executive Vice President, Financial Affairs, Chief Financial Officer and Treasurer and the brother of J. Mario Molina, M.D. and M. Martha Bernadett, M.D.

(4)

Includes 1,000 shares held by Mr. Dentino; 4,796,889 shares owned by the Mary R. Molina Living Trust, of which Mr. Dentino and Curtis Pedersen are co-trustees with shared voting and investment power, Mrs. Molina is the income beneficiary and J. Mario Molina, M.D., John C. Molina, M. Martha Bernadett, M.D., Janet M. Watt and Josephine M. Battiste are the remainder beneficiaries; 3,464,716 shares owned by the Molina Marital Trust, of which Mr. Dentino and Mr. Pedersen are co-trustees with shared voting and investment power, Mrs. Molina is the income beneficiary and J. Mario Molina, M.D., John C. Molina, M. Martha Bernadett, M.D., Janet M. Watt and Josephine M. Battiste are the remainder beneficiaries. Also include 1,250,000 shares owned by the MRM GRAT 903/2, of which Mr. Dentino and Mr. Pedersen are co-trustees with shared voting and investment power, Mrs. Molina is the income beneficiary and J. Mario Molina, M.D., John C. Molina, M. Martha Bernadett, M.D., Janet M. Watt and Josephine M. Battiste are the remainder beneficiaries. As a result of the expiration of the MRM GRAT 903/2 on September 17, 2005 most of the trust’s assets will be distributed to the remainder beneficiaries. Also includes 192,303 shares owned by the John C. Molina Trust (1995), of which Mr. Molina and Mr. Dentino are co-trustees with shared investment power and Mr. Molina is the beneficiary, and as to which Mr. Molina has sole voting power pursuant to a proxy; 237,303 shares owned by the Janet M. Watt Trust (1995), of which Ms. Watt and Mr. Dentino are co-trustees with shared investment power and Ms. Watt is the beneficiary, as to which Ms. Watt has sole voting power pursuant to a proxy; 237,303 shares owned by the Josephine M. Molina Trust (1995), of which Ms. Battiste and Mr. Dentino are co-trustees with shared investment power and Ms. Battiste is the beneficiary, as to which Ms. Battiste has sole voting power pursuant to a proxy; 62,933 shares owned by the Molina Children’s Trust for John C. Molina (1997), of which Mr. Molina and Mr. Dentino are co-trustees with shared voting and investment power and Mr. Molina is the beneficiary; 125,867 shares owned by the Molina Children’s Trust for Janet M. Watt (1997), of which Mr. Dentino and Janet M. Watt are co-trustees with shared voting and investment power and Ms. Watt is the beneficiary; and 125,867 shares owned by the Molina Children’s Trust for Josephine M. Molina (1997), of which Mr. Dentino and Josephine M. Battiste are co-trustees with shared voting and investment power and Ms. Battiste is the beneficiary. Mr. Dentino is counsel to Mrs. Molina and has provided legal services to various Molina family members and entities in which they have interests. His address is 555 Capitol Mall, Suite 1500, Sacramento, California 95814.

(5)	Includes 3,000 shares owned by Mr. Pedersen and Rosi A. Pedersen as community property, as to which Mr. Pedersen has shared voting and investment power; 4,796,889 shares owned by the Mary R. Molina Living Trust, of which Mr. Pedersen and Mr. Dentino are co-trustees with shared voting and investment power, Mrs. Molina is the income beneficiary and J. Mario Molina, M.D., John C. Molina, M. Martha Bernadett, M.D., Janet M. Watt and Josephine M. Battiste are the remainder beneficiaries; 3,464,716 shares owned by the Molina Marital Trust, of which Mr. Pedersen and Mr. Dentino are co-trustees with shared voting and investment power, Mrs. Molina is the income beneficiary and J. Mario Molina, M.D., John C. Molina, M. Martha Bernadett, M.D., Janet M. Watt and Josephine M. Battiste are the remainder beneficiaries; and 1,250,000 shares owned by the MRM GRAT 903/2, of which Mr. Dentino and Mr. Pedersen are co-trustees with shared voting and investment power, Mrs. Molina is the income beneficiary and J. Mario Molina, M.D., John C. Molina, M. Martha Bernadett, M.D., Janet M. Watt and Josephine M. Battiste are the remainder beneficiaries. As a result of the expiration of the MRM GRAT 903/2 on September 17, 2005 most of the trust’s assets will be distributed to the remainder beneficiaries. Mr. Pedersen is the uncle of J. Mario Molina, M.D., John C. Molina, J.D. and M. Martha Bernadett, M.D.

(6)	Beneficial ownership is described in footnotes 4 and 5.

(7)	Beneficial ownership is described in footnotes 4 and 5.

(8)	Beneficial ownership is described in footnote 3.

(9)	Beneficial ownership is described in footnote 3.

(10)	Beneficial ownership is described in footnotes 4 and 5.

(11)	Includes 160,000 that may be purchased pursuant to options. Dr. Goldstein is our Director and Executive Vice President, Health Plan Operations and Chief Operating Officer.

(12)	Includes 164,800 shares that may be purchased pursuant to options. Mr. Andrews is our Executive Vice President, Legal Affairs, General Counsel and Corporate Secretary.

(13)	Includes 507,459 shares owned by M. Martha Bernadett, M.D.; 14,681 shares owned by Dr. Bernadett and Faustino Bernadett as community property, as to which Dr. Bernadett has shared voting and investment power; 86,505 shares owned by 11 trusts, of which Dr. Bernadett is the trustee with sole voting and investment power and 11 of Mary R. Molina’s grandchildren and step-grandchildren are the beneficiaries; and 13,995 shares owned by nine trusts, of which Dr. Bernadett is the trustee with sole voting and investment power and nine of Mary R. Molina’s grandchildren are the beneficiaries. Dr. Bernadett is our Executive Vice President, Development, and the sister of J. Mario Molina, M.D. and John C. Molina, J.D.

(14)	Includes 4,000 shares owned by Ms. Romney; 2,000 shares owned by Ms. Romney’s spouse; 18,000 shares which may be purchased pursuant to options. Ms. Romney is our director.

(15)	Includes 20,000 shares owned by the Lossett Family Trust, of which Mr. Lossett is a co-trustee with shared voting and investment power and Mr. Lossett is a beneficiary; and 18,000 shares which may be purchased pursuant to options. Mr. Lossett is our director.

(16)	Includes 6,000 shares owned by Mr. Fedak and Mari L. Fedak as community property as to which Mr. Fedak has shared voting and investment power; 18,000 shares which may be purchased pursuant to options. Mr. Fedak is our director.

(17)	Includes 4,000 shares owned by Ms. Richardson; 4,000 shares owned by Ms. Richardson and Don R. Richardson as joint tenants as to which Ms. Richardson has shared voting and investment power; and 14,000 shares which may be purchased pursuant to options. Ms. Richardson is our director.

(18)	Based on the Schedule 13G filed by such stockholder. Such stockholder’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(19)	Includes all shares beneficially owned or which may be purchased by J. Mario Molina, M.D., John C. Molina, J.D., George S. Goldstein, Ph.D., Mark L. Andrews, Esq., M. Martha Bernadett, M.D., Ronna Romney, Ronald Lossett, CPA, D.B.A., Charles Z. Fedak, CPA, and Sally K. Richardson.

RELATED PARTY TRANSACTIONS

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and our executive officers and certain other key officers. The indemnification agreements provide that the director or officer will be indemnified to the fullest extent not prohibited by law for claims arising in such person’s capacity as a director or officer. We believe that these agreements are necessary to attract and retain skilled management with experience relevant to our industry. In addition, our obligations under the indemnification agreements with our independent directors are guaranteed up to a maximum of $22.5 million by the Mary R. Molina Living Trust, the holder of approximately 17.6% of our common stock as of March 29, 2004.

Loans

In 1996, we received a note receivable from the Molina Family Trust (of which Mary R. Molina, mother of J. Mario Molina, M.D. and John C. Molina, J.D., is the trustee and beneficiary) for the purchase of two medical buildings, which were subsequently leased to us (see “Facility Leases” below for a more detailed discussion). The note receivable was secured by the two medical buildings and bore interest at 7% with monthly payments of $2,295 due to be made through September 30, 2026. The balance outstanding at December 31, 2002 was $316,000. The Molina Family Trust is not a beneficial owner of our common stock. The remaining balance outstanding was repaid on May 30, 2003.

In 2000, we extended a $500,000 credit line to the Molina Siblings Trust. The balance outstanding, which bore interest at 7%, was due in 2010 and was secured by 86,189 shares of our common stock. The balance outstanding at December 31, 2002 was $388,000. The remaining balance outstanding was repaid in full on May 30, 2003.

Facility Leases

An agreement to lease the two medical buildings from the Molina Family Trust was entered into in April 1995. These leases have five five-year renewal options and the rates may change every five years based on the Consumer Price Index. Effective May 2001, we entered into a similar agreement with the Molina Siblings Trust for the lease of another medical clinic. The lease with the Molina Siblings Trust is for seven years with two 10-year renewal options and provides for fixed annual rate increases of 3% during the base term. Rental expense for these leases totaled $383,000 for the year ended December 31, 2003. Rental rates under these leases are equal to the average of the rates of our leases with third parties as a means of approximating fair value. Future minimum lease payments are as follows: $392,000 in 2004; $332,000 in 2005; $318,000 in 2006; $327,000 in 2007 and $82,000 in 2008.

Split-Dollar Life Insurance

Since 1997, we were a party to Collateral Assignment Split-Dollar Insurance Agreements with the Molina Siblings Trust. We agreed to make premium payments towards the life insurance policies held by the Molina Siblings Trust on the life of Mary R. Molina, a former employee and director and a current stockholder, in exchange for services from Mrs. Molina when she served on our board of directors and was the director of our Child Health and Disability Prevention Department. The aggregate cash surrender value of the policies as of December 31, 2003 was $1,802,000. We were not an insured under the policies, but were entitled to receive repayment of all premium advances from the Molina Siblings Trust upon the earlier of Mrs. Molina’s death or cancellation of the policies. Advances during 2003 were $973,000. The amount receivable at December 31, 2003 was discounted based on Mrs. Molina’s remaining actuarial life using discount rates commensurate with instruments of similar terms and risk characteristics (4% for 2003 and 2002). This receivable totaled $2,188,000 at December 31, 2003, and was secured by the cash surrender values of the policies. On March 2, 2004 the Molina Siblings Trust made early repayment of the amounts we had advanced to the Trust, thereby terminating the Collateral Assignment Split-Dollar Insurance Agreements.

Redemption and Repurchase of Stock

In January and February 2003, we redeemed 1,201,174 shares of our common stock at $16.98 per share from Janet M. Watt, Josephine M. Battiste, the Mary R. Molina Living Trust, the Mary Martha Molina Trust (1995), the Janet M. Watt Trust (1995) and the Josephine M. Molina Trust (1995). These stockholders held a combined interest of 40.0% prior to the redemption, which was reduced to 36.2%. The total cash payment of $20,390,000 was made from available cash reserves. The remainder beneficiaries of the Mary R. Molina Living Trust are J. Mario Molina, M.D., John C. Molina, J.D., M. Martha Bernadett, M.D., Janet M. Watt and Josephine M. Battiste. We agreed to the redemptions in response to requests for prompt liquidity by certain stockholders.

In July 2003, we completed a previously contemplated repurchase of an aggregate of 1,120,571 shares of our common stock from two stockholders at $17.50 per share or an aggregate purchase price of $19,610,000. We purchased 912,806 shares owned by the MRM GRAT 301/2, of which John C. Molina was the trustee, Mary R. Molina was the income beneficiary and J. Mario Molina, M.D., John C. Molina, M. Martha Bernadett, M.D., Janet M. Watt and Josephine M. Battiste were the remainder beneficiaries, and 207,765 shares owned by the Mary R. Molina Living Trust, of which Mary R. Molina is the current beneficiary and J. Mario Molina, M.D., John C. Molina, M. Martha Bernadett, M.D., Janet M. Watt and Josephine M. Battiste are the remainder beneficiaries. The trusts held a combined interest of approximately 27.5% prior to the repurchase, which was reduced to 23.5%.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth information concerning compensation earned in fiscal years 2003, 2002 and 2001 by individuals who served as our Chief Executive Officer and the remaining four most highly compensated executive officers as of December 31, 2003, 2002 and 2001. We refer to these executives collectively as our named executive officers.

		Annual Compensation			Long-Term Compensation Awards
Name And Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) (1)	Securities Underlying Options (#) (2)	Securities Underlying Options ($) (3)	All Other Compensation ($) (4)
J. Mario Molina, M.D.	2003	$567,308	—	—	—	—	$9,566	(5)
Chief Executive Officer, President, and Chairman	2002 2001	567,308 400,000	$500,000 250,000	$4,200 7,200	— —	— —	7,430 7,100	(5) (5)

John C. Molina, J.D.	2003	453,846	—	—	—	—	8,378	(6)
Executive Vice President, Financial Affairs, Chief Financial Officer, Treasurer and Director	2002 2001	453,846 250,272	278,592 175,000	4,200 7,200	— —	— —	7,013 7,013	(6) (6)

George S. Goldstein, Ph.D.	2003	453,846	—	—	—	—	10,447	(7)
Executive Vice President, Health Plan Operations, Chief Operating Officer and Director	2002 2001	406,646 327,691	160,973 116,969	8,450 7,300	— 160,000	— 1,206,240	9,176 8,647	(7) (7)

Mark L. Andrews, Esq.	2003	366,935	—	—	—	—	8,954	(8)
Executive Vice President, Legal Affairs, General Counsel and Corporate Secretary	2002 2001	362,169 287,290	129,336 80,400	4,550 7,250	— 72,000	— 542,808	7,277 7,037	(8) (8)

M. Martha Bernadett, M.D	2003	340,385	—	—	—	—	8,510	(9)
Executive Vice President, Development	2002 2001	318,802 232,863	99,000 128,723	6,900 6,900	— —	— —	6,960 6,960	(9) (9)

(1)	Auto allowances.

(2)	Options granted to each named executive officer during 2003, 2002 and 2001 to purchase the Company’s common shares.

(3)	Estimated fair value of the options on the date of grant.

(4)	All other compensation includes employer matching contributions under the Company’s 401(k) plan and the portion of premiums on life insurance benefits in excess of $50,000.

(5)	401(k) contributions of $8,000, $6,800 and $6,800 in 2003, 2002 and 2001, respectively, and insurance premiums of $1,566, $630 and $300 in 2003, 2002 and 2001, respectively.

(6)	401(k) contributions of $8,000, $6,800 and $6,800 in 2003, 2002 and 2001, respectively, and insurance premiums of $378, $213 and $213 in 2003, 2002 and 2001, respectively.

(7)	401(k) contributions of $8,000, $6,800 and $6,800 in 2003, 2002 and 2001, respectively, and insurance premiums of $2,447, $2,376 and $1,847 in 2003, 2002 and 2001, respectively.

(8)	401(k) contributions of $8,000, $6,800 and $6,800 in 2003, 2002 and 2001, respectively, and insurance premiums of $954, $477 and $237 in 2003, 2002 and 2001, respectively.

(9)	401(k) contributions of $8,000, $6,800 and $6,800 in 2003, 2002 and 2001, respectively, and insurance premiums of $510, $160 and $160 in 2003, 2002 and 2001, respectively.

Option Grants In Last Fiscal Year.    We did not grant any stock options during the fiscal year ended December 31, 2003 to our named executive officers.

Year-End Option Exercise and Option Value Table.    The following table sets forth information concerning the number and value of unexercised options to purchase common stock held by the named executive officers. The values of the unexercised in-the-money options have been calculated on the basis of the closing price of our common stock on The New York Stock Exchange on December 31, 2003.

Aggregated Option Exercises in Fiscal Year Ended December 31, 2003

And Fiscal Year-End Option Values

	Number of Shares Acquired in Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
J. Mario Molina, M.D.	—	$—	—	—	$—	$—
John C. Molina, J.D.	—	—	—	—	—	—
George S. Goldstein, PhD.	—	—	160,000	—	3,316,800	—
Mark L. Andrews, Esq.	12,000	277,200	164,800	—	3,648,304	—
M. Martha Bernadett, M.D.	—	—	—	—	—	—

Securities Authorized for Issuance Under Equity Compensation Plans (as of December 31, 2003)

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders	797,200	(1)	$4.77	2,146,640	(2)

(1)	Options to purchase shares of our common stock issued under the 2000 Omnibus Stock and Incentive Plan. All such options vested upon the completion of our initial public offering of common stock in July 2003. Further grants under the 2000 Omnibus Stock and Incentive Plan have been frozen.

(2)	Includes only shares issuable under the 2002 Equity Incentive Plan. The number of shares available for issuance under equity compensation plans will automatically increase by the lesser of 400,000 shares or 2% of total outstanding capital stock on a fully diluted basis on January 1, 2004 and on each January 1 thereafter, unless the Board determines that such automatic increase is not needed.

Employment Agreements

We have entered into employment agreements with our Chief Executive Officer, J. Mario Molina, M.D., our Executive Vice President, Financial Affairs, Chief Financial Officer and Treasurer, John C. Molina, J.D., our Executive Vice President, Legal Affairs, General Counsel and Corporate Secretary, Mark L. Andrews, our Executive Vice President, Health Plan Operations and Chief Operating Officer, George S. Goldstein, Ph.D., and our Executive Vice President, Development, M. Martha Bernadett, M.D.

The agreements each have an initial term with automatic one year extensions. The agreement with Dr. Molina has an initial term of three years which began on January 1, 2002, a base annual salary of $500,000 and a discretionary annual bonus of up to the lesser of $500,000 or 1% of our earnings before interest, taxes, depreciation and amortization for such year. The agreement with John C. Molina has an initial term of two years which began on January 1, 2002, a base annual salary of $400,000 and a discretionary annual bonus of up to 50% of his base annual salary. The agreement with Mark L. Andrews has an initial term of three years, which began on December 1, 2001, a base annual salary of $323,400 and a discretionary annual bonus of up to 40% of his base annual salary. The agreement with Dr. Goldstein has an initial term of three years, which began on December 1, 2001, a base annual salary of $358,400 and a discretionary bonus of up to 45% of his base annual salary. The agreement with Dr. Bernadett has an initial term of one year, which began on January 1, 2002, a base annual salary of $300,000 and a discretionary bonus of up to 33% of her base annual salary. Each of the base annual salaries is subject to review and increase at least annually.

These agreements provide for their continued employment for a period of two years following the occurrence of a change of control (as defined below) of our ownership. Under these agreements, each executive’s terms and conditions of employment, including his rate of base salary, bonus opportunity, benefits and his title, position, duties and responsibilities, are not to be modified in a manner adverse to the executive following the change of control. If an eligible executive’s employment is terminated by us without cause (as defined below) or is terminated by the executive for good reason (as defined below) within two years of a change of control, we will provide the executive with two times the executive’s annual base salary and target bonus for the year of termination, full vesting of Section 401(k) employer contributions and stock options, and continued retirement, deferred compensation, health and welfare benefits for the earlier of three years or the date the executive receives substantially similar benefits from another employer. Additionally, if the executive’s employment is terminated by us without cause or the executive resigns for good reason before a change of control, the executive will be entitled to receive one year’s base salary, the target bonus for the year of the employment termination, full vesting of Section 401(k) employer contributions and stock options and continued retirement, deferred compensation, health and welfare benefits for the earlier of eighteen months or the date the executive receives substantially similar benefits from another employer. Payment of severance benefits is contingent upon the executive signing a release agreement waiving claims against us.

The agreements also ensure that an executive who receives severance benefits—whether or not in connection with a change in control—will also receive various benefits and payments otherwise earned by or owing to the executive for his prior service. Such an executive will receive a pro-rata target bonus for the year of his employment termination and payment of all accrued benefit obligations. We will also make additional payments to any eligible executive who incurs any excise taxes pursuant to the golden parachute provisions of the Internal Revenue Code in respect of the benefits and other payments provided under the agreement or otherwise on account of the change of control. The additional payments will be in an amount such that, after taking into account all applicable federal, state and local taxes applicable to such additional payments, the executive is able to retain from such additional payments an amount equal to the excise taxes that are imposed without regard to these additional payments.

A change of control generally means a merger or other change in corporate structure after which the majority of our stockholders are no longer stockholders, a sale of substantially all of our assets or our approved dissolution or liquidation. Cause is generally defined as the occurrence of one or more acts of unlawful actions involving moral turpitude or gross negligence or willful failure to perform duties or intentional breach of obligations under the employment. Good reason generally means the occurrence of one or more events that have an adverse effect on the executive’s terms and conditions of employment, including any reduction in the executive’s base Salary, a material reduction of the executive’s benefits or substantial diminution of the executive’s incentive awards or fringe benefits, a material adverse change in the executive’s position, duties, reporting relationship, responsibilities or status with us, the relocation of the executive’s principal place of employment to a location more than 50 miles away from his prior place of employment or an uncured breach of the employment agreement. However, no reduction of salary or benefits will be good reason if the reduction applies to all executives proportionately.

There are no equity instruments issued by us whereby holders have a put right to require us to repurchase their shares at their election. In addition, we do not anticipate additional purchases of vested options or shares from other holders.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

The Audit Committee operates under a written charter adopted by the Board of Directors on February 27, 2003, a copy of which was included as Appendix A to the Proxy Statement for the 2003 Annual Meeting and is posted on our website at www.molinahealthcare.com. The Board of Directors amended the charter in light of, among other factors, obligations imposed by the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange, Inc. listing standards.

Management is responsible for the implementation of the Company’s internal controls and the preparation of the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States and various other financial reporting-related functions. The Company’s independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion, based upon their audit, as to the conformity of such financial statements with accounting principles generally accepted in the United States. The Audit Committee is responsible for, among other things, oversight and monitoring of these processes.

In this context, the Audit Committee met at least quarterly and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended December 31, 2003 were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP its independence from the Company.

Based on the review discussed above, the Audit Committee approved the consolidated audited financial statements for inclusion in the Annual Report on Form 10-K for the Year ended December 31, 2003 for filing with the Securities and Exchange Commission and so recommended to the Board of Directors. The Board of Directors also approved the consolidated audited financial statements for inclusion in the Annual Report on Form 10-K for the Year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Audit Committee

Ronald Lossett, CPA, D.B.A, Chair

Charles Z. Fedak, CPA, M.B.A.

Ronna Romney*

* Ms. Romney served on the Audit Committee through February 17, 2003 and again commencing December 4, 2003. Carl D. Covitz served on the Audit Committee from March 18, 2003 until December 4, 2003.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overview and Philosophy

The Compensation Committee of the Board of Directors is composed entirely of directors who have never served as officers of the Company and who meet the criteria for independence established by applicable law and the New York Stock Exchange, Inc. The Committee is responsible for developing and adopting the Company’s executive compensation policies. In general, the compensation policies adopted by the Committee are designed (1) to attract and retain executives capable of leading the Company to meet its business objectives, and (2) to motivate the Company’s executives to enhance long-term stockholder value.

The Company’s compensation program consists of salary and performance-based bonuses and stock options. The overall executive compensation philosophy is based upon the premise that compensation should be aligned with and support the Company’s business strategy and long-term goals. The Company believes it is essential to maintain an executive compensation program that provides overall compensation competitive with that paid to executives with comparable qualifications and experience. The Committee develops its executive compensation program with reference to current data available regarding enterprises in the managed care markets. Actual compensation levels may be greater or less than the median levels depending upon annual and long-term performance by the Company and the particular individual.

Executive Officer Compensation

The Company’s executive officer compensation program is comprised of three primary components: base salary, annual incentive compensation in the form of cash bonuses, and long-term, equity-based incentive awards.

Base Salaries.    An executive officer’s base salary is determined by evaluating the responsibilities of the position held and the competitive marketplace for executive talent. The base salary is intended to be competitive with base salaries paid to executive officers with comparable qualifications and responsibilities at other similarly situated companies.

Bonuses.    The Company pays bonuses to its executive officers based primarily upon the Company’s performance during the year, the performance of each executive officer and compensation survey information for executives employed within the Company’s market segment. In determining the incentive bonus amount paid to each executive officer, the Committee considers several factors, including the Company’s growth and the strength of financial position, and non-financial performance relating to overall Company improvements.

Long-term, Equity-Based Incentive Awards.    The general purpose of long-term awards, currently in the form of stock options, is to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Additionally, long-term awards foster the retention of executive officers and provide executive officers with an incentive to achieve superior performance over time. In approving stock option grants, the Committee bases its decision on each individual’s performance and potential to improve stockholder value. The Committee has broad discretion to determine the terms and conditions applicable to each option grant, including the vesting schedule and terms upon which the options may be exercised. Since the exercise price of each stock option must be at least equal to the market price of our common stock on the date of grant, the options do not become valuable to the holder unless our shares increase in market value above the price of the common stock on the date of grant and the executive officer remains with the Company through the applicable vesting period.

The Committee reviews and determines J. Mario Molina, M.D.’s compensation pursuant to the principles noted above. Specific consideration is given to Dr. Molina’s responsibilities and experience in the industry and compensation packages awarded to chief executive officers of other comparable companies. In addition, the Committee reviews and approves the annual compensation of the other executive officers of the Company.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally limits the tax deductions a public corporation may take for compensation paid to its executive officers named in its summary compensation table to $1 million per executive per year. This limitation applies only to compensation that is not considered to be performance-based. Based on fiscal year 2003 compensation levels, no such limits on the deductibility of compensation applied to applied to any officer of the Company.

Compensation Committee
Charles Z. Fedak, CPA, M.B.A. Chair Ronald Lossett, CPA, D.B.A* Sally K. Richardson*

* Ms. Richardson was appointed to the Compensation Committee on November 5, 2003. Mr. Lossett served on the Compensation Committee through October 27, 2003, and rejoined the Committee on December 4, 2003. Carl D. Covitz served on the Compensation Committee from October 28, 2003 until December 4, 2003.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following discussion shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

During the fiscal year ended December 31, 2003, the Compensation Committee was comprised from time to time of Charles Z. Fedak (Chairman), Ronna Romney, Ronald Lossett, Sally Richardson and Carl D. Covitz. No member of our Compensation Committee currently serves, or served during the fiscal year ended December 31, 2003, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

STOCK PERFORMANCE GRAPH

The following discussion shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

The following line graph compares the percentage change in the cumulative total return on our common stock against the cumulative total return of the Standard & Poor’s Corporation Composite 500 Index (the “S&P 500”) and a peer group index for the period from July 2, 2003 (the date of our initial public offering of common stock) to December 31, 2003. The graph assumes an initial investment of $100 in Molina Healthcare, Inc. common stock and in each of the indices.

The peer group index consists of WellPoint Health Networks, Inc. (WLP), UnitedHealth Group, Inc. (UNH), Health Net, Inc. (HNT), Coventry Health Care, Inc. (CVH), Centene Corporation (CNC), Amerigroup Corporation (AGP), Humana, Inc. (HUM), and Anthem, Inc. (ATH).

COMPARISON OF 6 MONTH CUMULATIVE TOTAL RETURN*

AMONG MOLINA HEALTHCARE, INC., THE S&P 500 INDEX AND A PEER GROUP

*	$100 invested on 7/2/03 in stock or on 6/30/03 in index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

www.researchdatagroup.com/S&P.htm

DISCLOSURE OF AUDITOR FEES

Ernst & Young, LLP served as our independent accountants during 2003 and 2002. Fees earned by Ernst & Young LLP for years ended December 31, 2003 and 2002 were as follows:

	December 31
	2003	2002
Audit Fees including our annual audit, review of our quarterly reports on Form 10-Q, and filings with the Securities and Exchange Commission in connection with our initial public offering of common stock	$889,000	$956,000
Audit Related Fees including employee benefit plan audit, accounting consultations and an audit in connection with a consummated acquisition	$16,000	$101,000
Tax Fees including tax compliance, tax advice and tax planning	$702,000	$227,000
All Other Fees including corporate finance advice	$7,000	$1,016,000

The Audit Committee has considered the nature of the services underlying these fees and does not consider them to be incompatible with the independent accountants’ independence.

A representative of Ernst & Young, LLP is expected to be present at the Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company to report to its stockholders those directors, officers and owners of more than 10% of any class of the Company’s equity securities registered pursuant to Section 12 of the Exchange Act, who fail to timely file reports of beneficial ownership and changes in beneficial ownership of Common Stock or other equity securities of the Company. Officers, directors and greater than ten percent beneficial owners are required to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of such reports filed for the fiscal year ended December 31, 2003, the Company believes that all reports were filed on a timely basis.

OTHER INFORMATION

Cost of Solicitation

The Company has retained Georgeson Shareholders Communications Inc. to solicit proxies on behalf of the Company and to provide stockholder meeting services for a fee of $7,500 plus reasonable out-of-pocket expenses. These and all other expenses incurred in the solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, the Company and its directors, officers and employees may also solicit proxies personally, by telephone or other appropriate means. No additional compensation will be paid to directors, officers or other employees for such services. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

Proposals of Security Holders

Nominations and proposals of security holders intended to be presented at the 2005 Annual Meeting of Stockholders under SEC Rule 14a-8 must be made in accordance with the Company’s Bylaws and must be received by the Company for inclusion for the proxy relating to that meeting (expected to be mailed in April 2005) no later than February 11, 2005.

Pursuant to the Company’s Bylaws, for nominations of directors or other business to be brought before the meeting by a stockholder, a stockholder must give notice which must be delivered to the secretary of the Company not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (unless the meeting is more than 30 days prior to the anniversary of the preceding year’s annual meeting, in which case the notice may be delivered not less than 90 nor more than 120 days prior to the meeting or no later than the 10th day following the day on which the public announcement of the date of the meeting is made), and the notice must otherwise be in compliance with the Company’s Bylaws. To comply with the Bylaws, such notice must be delivered to the secretary of the Company no earlier than January 12, 2005 and no later than February 11, 2005.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

J. Mario Molina, M.D. Chairman of the Board, Chief Executive Officer and President

Dated: April 5, 2004

PROXY

MOLINA HEALTHCARE, INC.

One Golden Shore Drive

Long Beach, California 90802

This Proxy is Being Solicited on Behalf of the Board of Directors

The undersigned stockholder(s) of Molina Healthcare, Inc., a corporation under the laws of the State of Delaware, hereby appoints J. Mario Molina, M.D. and Mark L. Andrews, Esq., as proxies of the undersigned, each with the power to appoint a substitute, and hereby authorizes them, and each of them individually, to represent and to vote, as designated below, all of the shares of Molina Healthcare, Inc., which the undersigned is or may be entitled to vote at the 2004 Annual Meeting of Stockholders to be held at The Hilton Long Beach, International Ballroom located at 701 West Ocean Boulevard, Long Beach, California, 90831, at 10:00 a.m. local time, on May 12, 2004, or any adjournment or postponements thereof. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares in connection with the following matters and hereby ratifies and confirms all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS BELOW.

1.	The election of three (3) Directors of the Company.

☐ FOR all nominees listed (except those nominees whose names have been stricken pursuant to the instruction below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed

Nominees: John C. Molina, J.D., Charles Z. Fedak, CPA, M.B.A. and Sally K. Richardson

(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above)

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). This proxy may be revoked by the undersigned stockholder(s) prior to its exercise.

If no direction is made, this proxy will be voted FOR Proposal 1.

Your signature on this proxy is your acknowledgment of receipt of the Notice of Annual Meeting and Proxy Statement, both dated April 5, 2004.

Signature(s):		Date:
(Signature)

Signature(s):		Date:
(Signature if held jointly)

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give title as such. If stockholder is a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.